UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 30, 2008

Chase Packaging Corporation

(Exact name of registrant as specified in its charter)

Texas	0-21609	93-1216127
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

636 River Road
Fair Haven, NJ		07704
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (732) 741-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On April 30, 2008, Chase Packaging Corporation (the “Company”) entered into an amendment to a registration rights agreement (“Amendment Number One”) with certain purchasers of the Company’s units in a private placement that closed September 7, 2007.  The purpose of Amendment Number One is to extend the required filing date under the original registration rights agreement (“Original Agreement”) from June 3, 2008, to August 31, 2008.  Except with respect to this extension of time to file a registration statement with the Securities and Exchange Commission, the Original Agreement has not been modified.

There are no material relationships between the Company or its affiliates and any of the parties to Amendment Number One, other than with respect to the agreement, except that:  (i) William J. Barrett, Herbert M. Gardner and Allen T. McInnes serve as officers and directors of the Company; (ii) Edward L. Flynn serves as a director of the Company; and (iii) Ann C.W. Green serves as an officer of the Company.

The foregoing description of Amendment Number One does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment Number One, which is included as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d)            Exhibits

  4.1         Form of Amendment Number One to Registration Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHASE PACKAGING CORPORATION

Date: May 5, 2008	By:	/s/ Allen T. McInnes
Allen T. McInnes
President and Principal Executive Officer